UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.01 per share	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

 On November 11, 2022, the Audit Committee of the Board of Directors of Marchex, Inc., a Delaware corporation (the “Corporation” and “Marchex”) dismissed Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firm.

 Moss Adam's reports on the Corporation’s financial statements for the fiscal years ended December 31, 2020 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years ended December 31, 2020 and 2021, and through November 11, 2022, the date of Moss Adams's dismissal, we had no disagreements (as defined in Item 304 of Regulation S-K) with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Moss Adams's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any opinion to the subject matter of the disagreement. Furthermore, during the period of Moss Adams’s retention, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

We have provided Moss Adams with a copy of the disclosures made in this current report on Form 8-K (this “Report”) prior to the time this Report was filed with the Securities and Exchange Commission (the “SEC”). We requested that Moss Adams furnish a letter addressed to the SEC stating whether it agrees with our statements made in this Report. A copy of Moss Adams's letter dated November 15, 2022, is attached as Exhibit 16.1 hereto.

On November 11, 2022, our Audit Committee engaged RSM US LLP (“RSM”), which is an independent registered public accounting firm registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as the Corporation’s independent registered public accounting firm. During the two most recent fiscal years ended December 31, 2020 and 2021, and through November 11, 2022, neither the Corporation nor anyone on the Corporation’s behalf consulted RSM regarding either (i) the application of accounting principles to a specified transaction regarding the Corporation, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated November 15, 2022 from Moss Adams to the SEC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: November 15, 2022	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co-CEO (Principal Executive Officer for SEC reporting purposes and Principal Financial Officer)